Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

NEW GULFMARK INTERNATIONAL, INC.

     I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST. The name of the Corporation (the "Corporation") is New GulfMark International, Inc.

     SECOND. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 17,000,000, consisting of 2,000,000 shares of Preferred Stock, without par value (hereinafter called "Preferred Stock"), and 15,000,000 shares of Common Stock, of the par value of $0.01 per share (hereinafter called "Common Stock").

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter called a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a)     The designation of the series, which may be by distinguishing number, letter and title.

          (b)     The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

          (c)     Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

          (d)     The dates at which dividends, if any, shall be payable.

          (e)     The redemption rights and price or prices, if any, for shares of the series.

          (f)     The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

          (g)     The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          (h)     Whether the shares of the series shall be convertible into shares of any other class or series of shares, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (i)     Restrictions on the issuance of shares of the same series or of any other class or series.

          (j)     The voting rights, if any, of the holders of such series.

     The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

     No holder of any shares of any class shall as such holder have any preemptive or preferential right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

     Except as may be provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

     The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable laws.

     FIFTH. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized and empowered:

     (a)     to adopt, amend or repeal the Bylaws of the Corporation; and

     (b)     from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by applicable law and subject to the rights, if any, of the holders of any series of Preferred Stock.

     The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

     SIXTH. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws, but in no case shall the number be less than 3 nor more than 5.

     SEVENTH. The names and mailing addresses of the persons who are to serve as Directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name	Mailing Address
David J. Butters	5 Post Oak Park, Suite 1170 Houston, TX 77027
Norman G. Cohen	5 Post Oak Park, Suite 1170 Houston, TX 77027
Marshall A. Crowe	5 Post Oak Park, Suite 1170 Houston, TX 77027
Louis S. Gimbel, 3rd	5 Post Oak Park, Suite 1170 Houston, TX 77027
Robert B. Millard	5 Post Oak Park, Suite 1170 Houston, TX 77027

     EIGHTH. Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Eighth. Any amendment or repeal of this Article Eighth shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

     NINTH. To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any amendment or repeal of this Article Ninth shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such amendment or repeal.

     TENTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, including a Preferred Stock Designation, in the manner now or hereafter prescribed by statute, and this Certificate of Incorporation, including any applicable Preferred Stock Designation, and all rights conferred upon stockholders herein are created subject to this reservation.

     ELEVENTH. The name and mailing address of the incorporator is W. Garney Griggs, 1301 McKinney, Suite 3200, Houston, Texas 77010-3033.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 4th day of December, 1996.

                                             \S\  W. GARNEY GRIGGS
                                             --------------------------------
                                             W. Garney Griggs